Exhibit 8.1

                    [Letterhead of Sullivan & Worcester LLP]


                                              December 13, 2004


HRPT Properties Trust
400 Centre Street
Newton, Massachusetts  02458

Ladies and Gentlemen:

         The following opinion is furnished to HRPT Properties Trust, a Maryland real estate investment trust (the "Company") to be filed with the Securities and Exchange Commission (the "SEC") as Exhibit 8.1 to the Company's Current Report on Form 8-K (the "Form 8-K"), to be filed within one week of the date hereof, under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

         In connection with this opinion, we have reviewed originals or copies, certified or otherwise identified to our satisfaction, of corporate records, certificates and statements of officers and accountants of the Company and of public officials, and such other documents as we have considered relevant and necessary in order to furnish the opinion hereinafter set forth. In doing so, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, and the authenticity of the originals of such documents. Specifically, and without limiting the generality of the foregoing, we have reviewed: (i) the declaration of trust and the by-laws of the Company, each as amended and restated; (ii) the section in Item 1 of the Company's Annual Report on Form 10-K for the year ended December 31, 2003 filed under the Exchange Act (the "Form 10-K") captioned "Federal Income Tax Considerations"; and (iii) Part (b) of Item 8.01 of the Form 8-K captioned "Supplementary federal income tax considerations". With respect to all questions of fact on which the opinion set forth below is based, we have assumed the accuracy and completeness of and have relied on the information set forth in the Form 10-K, the Form 8-K and in the documents incorporated therein by reference, and on representations made to us by officers of the Company. We have not independently verified such information.

         The opinion set forth below is based upon the Internal Revenue Code of 1986, as amended, the Treasury Regulations issued thereunder, published administrative interpretations thereof, and judicial decisions with respect thereto, all as of the date hereof (collectively, the "Tax Laws"). No assurance can be given that the Tax Laws will not change. In preparing the discussions with respect to Tax Laws in the section of Item 1 of the Form 10-K captioned "Federal Income Tax Considerations", as supplemented by Part (b) of Item 8.01 of the Form 8-K

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HRPT Properties Trust
December 13, 2004
Page 2


captioned "Supplementary federal income tax considerations", we have made certain assumptions and expressed certain conditions and qualifications therein, all of which assumptions, conditions and qualifications are incorporated herein by reference. With respect to all questions of fact on which our opinion is based, we have assumed the initial and continuing truth, accuracy and completeness of: (i) the information set forth in the Form 10-K, the Form 8-K, and in the documents incorporated therein by reference; and (ii) representations made to us by officers of the Company or contained in the Form 10-K and in the documents incorporated therein by reference, in each such instance without regard to qualifications such as "to the best knowledge of" or "in the belief of."

         We have relied upon, but not independently verified, the foregoing assumptions. If any of the foregoing assumptions is inaccurate or incomplete for any reason, or if the transactions described in the Form 10-K or the Form 8-K are consummated in a manner that is inconsistent with the manner contemplated therein, our opinion as expressed below may be adversely affected and may not be relied upon.

         Based upon and subject to the foregoing, we are of the opinion that the discussion with respect to Tax Laws matters in the section of Item 1 of the Form 10-K captioned "Federal Income Tax Considerations", as supplemented by the discussion in Part (b) of Item 8.01 of the Form 8-K captioned "Supplementary federal income tax considerations," in all material respects is accurate and fairly summarizes the Tax Laws issues addressed therein, and hereby confirm that the opinions of counsel referred to in said sections represent our opinions on the subject matter thereof.

         Our opinion above is limited to the matters specifically covered hereby, and we have not been asked to address, nor have we addressed, any other matters or any other transactions. Further, we disclaim any undertaking to advise you of subsequent changes of the matters stated, represented or assumed herein or any subsequent changes in the Tax Laws.

         This opinion is intended solely for the benefit and use of the Company, and is not to be used, released, quoted, or relied upon by anyone else for any purpose (other than as required by law) without our prior written consent. We hereby consent to filing of a copy of this opinion as an exhibit to the Form 8-K, which is incorporated by reference in the Company's Registration Statements on Form S-3 (File Nos. 333-56051 and 333-114285) under the Securities Act of 1933, as amended (the "Act"), and to the references to our firm in the Form 8-K, as so incorporated by reference in such Registration Statements. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or under the rules and regulations of the SEC promulgated thereunder.

                                               Very truly yours,

                                               /s/ Sullivan & Worcester LLP

                                               SULLIVAN & WORCESTER LLP